Exhibit 99.1

All transactions listed below relate to sales of Common Stock of Force Protection, Inc.
by Michael Watts pursuant to his sales plan pursuant to Rule 10b5-1(c)(1) of the Securities
Exchange Act of 1934, as amended.

Date of  Shares  Price Balance
Transaction

7/8/2005  4,500   $1.54   5,332,175
7/8/2005  3,000   $1.52   5,329,175
7/8/2005  2,500   $1.51   5,326,675
7/11/2005  12,500  $1.61   5,314,175
9/27/2005  9   $1.30   5,314,166
9/27/2005  9,991   $1.30   5,304,175
9/27/2005  9,500   $1.30   5,294,675
9/27/2005  500   $1.30   5,294,175
9/28/2005  5,600   $1.29   5,288,575
9/28/2005  3,400   $1.30   5,285,175
9/28/2005  500   $1.30   5,284,675
9/28/2005  500   $1.30   5,284,175
10/3/2005  10,000  $1.37   5,274,175
10/5/2005  10,000  $1.33   5,264,175
10/7/2005  9,000   $1.27   5,255,175
10/7/2005  1,000   $1.28   5,254,175
10/11/2005  15,000  $1.30   5,239,175
10/12/2005  5,000   $1.36   5,234,175
10/13/2005  10,000  $1.34   5,224,175
10/21/2005  10,000  $1.11   5,214,175
10/27/2005  8,000   $1.06   5,206,175
10/28/2005  2,000   $1.00   5,204,175
11/4/2005  5,500   $1.02   5,198,675
11/4/2005  4,500   $1.01   5,194,175
11/7/2005  10,000  $1.06   5,184,175
11/14/2005  10,000  $1.24   5,174,175